CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 27, 2014 on General New York Municipal Money Market Fund for the fiscal year ended November 30, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-9451 and 811-4870) of General New York Municipal Money Market Fund.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 25, 2014